Exhibit 99.3

XM SATELLITE RADIO ANNOUNCES OFFERING
OF $550 MILLION OF SENIOR NOTES DUE 2018

NEW YORK – October 13, 2010 – XM Satellite Radio Inc., a wholly owned subsidiary of SIRIUS XM Radio (NASDAQ: SIRI), today announced that it intends to offer up to $550 million aggregate principal amount of Senior Notes due 2018 in an offering to qualified institutional buyers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The notes will be unsecured and guaranteed on a senior unsecured basis by certain of XM’s existing and future subsidiaries.

XM intends to use the proceeds of the offering of the notes and cash on hand to repurchase its 11.25% Senior Secured Notes due 2013 tendered pursuant to a tender offer and related consent solicitation announced today, assuming the tender offer and consent solicitation are completed, and to pay fees and expenses associated with the transactions. If the tender offer and consent solicitation are not completed, XM intends to use the proceeds for general corporate purposes, which may include the repayment of indebtedness.

The notes have not been and will not be registered under the Securities Act or the securities laws of any state and may not be offered or sold in the United States absent registration or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This announcement is neither an offer to sell nor a solicitation to buy the notes, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. In no event will the information contained in this release regarding the tender offer and consent solicitation for the 11.25% Notes constitute an offer to sell or purchase, or a solicitation of an offer to sell or purchase, or the solicitation of tenders or consents with respect to, the 11.25% Notes.

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About SIRIUS XM Radio

SIRIUS XM is America’s satellite radio company, broadcasting more than 135 channels of commercial-free music, and premier sports, news, talk, entertainment, traffic, weather, and data services to more than 19.5 million subscribers in cars, trucks, boats and aircraft, and through a wide range of mobile devices.

SIRIUS XM offers an array of content from some of the biggest names in entertainment, as well as from professional sports leagues, major colleges, and national news and talk providers. SIRIUS XM programming is also available at sirius.com and xmradio.com, and on Apple iPhone and iPod touch, BlackBerry and Android-powered mobile devices using the SIRIUS XM Premium Online App.

SIRIUS XM has arrangements with every major automaker and its radio products are available at retail locations nationwide, as well as shop.sirius.com and shop.xmradio.com.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our dependence upon automakers and other third parties, the substantial indebtedness of SIRIUS and XM; the useful life of our satellites; and our competitive position versus other forms of audio and video entertainment. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010 and XM’s Annual Report on Form 10-K for the year ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ending June 30, 2010, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E- CODE

Contact Information for Investors and Financial Media:

Investors:

William Prip
212 584 5289
william.prip@siriusxm.com

Hooper Stevens
212 901 6718
hooper.stevens@siriusxm.com

Media:

Patrick Reilly
212 901 6646
patrick.reilly@siriusxm.com